FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
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     This First Amendment to Employment  Agreement (this "Amendment"),  is dated
November 1, 2000 (the "Effective Date"), between Intelligroup, Inc., a New Jersey corporation (the "Company") and Nicholas Visco (the "Executive").

                                   STATEMENTS
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     A. The  Company  and  Executive  are  parties  to that  certain  Employment
Agreement signed on March 23, 2000 (the "Employment Agreement").

     B. The Company and the Executive desire to amend the Employment Agreement to reflect mutually agreed upon revised terms of employment of the Executive in accordance with the provisions of this Amendment.

     C. The Executive desires and is willing to accept continued employment with the Company in accordance with the terms and conditions of the Amendment.

     NOW, THEREFORE, the parties agree as follows:

ARTICLE 1.  AMENDMENT
---------------------

     Article 1.1 of the Employment Agreement is amended to change the Executive's title for all purposes from Vice President - Finance and Chief Financial Officer to Senior Vice President - Finance and Administration and Chief Financial Officer, effective November 1, 2000.

ARTICLE 2.  TERMINATION BY COMPANY WITHOUT CAUSE
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     Article 6.3 of the Employment Agreement is Amended to read, as follows:

     6.3  Termination By Company  Without Cause.  If the Company  terminates the
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employment  relationship without Cause, in addition to the benefits provided for in paragraph 6.2, for a period of twelve months from the date of termination, inclusive of any notice period in paragraph 6.1, Employee shall be entitled to
(a) the continuation of Employee's base salary as of the date of termination (the "Base Salary Component") and reimbursement of COBRA payments, and (b) a pro-rata bonus payment (based upon (i) the then current salary of the Employee, (ii) the bonus percentage stated in the Job Offer Letter (or any renewals or amendments thereof), and (iii) the ratio of the number of months of the current fiscal year prior to the date of termination divided by 12) (cumulatively, the "Severance Pay"). Should the Employee become otherwise employed after the date of termination, during months seven through twelve of the Severance Pay period, the Company will pay the Base Salary Component of the Severance Pay at a rate equal to his base salary with the Company as of the date of termination minus the base salary then being received by the Employee with his subsequent employer (as determined by a pay-period by pay-period comparison). Notwithstanding the above, the adjustment to the Base Salary Component shall not result in a reduction of any portion of the Severance Pay other than base salary and there



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shall be no adjustment to the Base Salary Component in months one through six of the Severance Pay period."

ARTICLE 3.  REFERENCE TO AND EFFECT ON THE EMPLOYMENT AGREEMENT
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     3.1. On and after the date first set forth above,  each  reference to "this
Agreement", "the Agreement", "hereunder", "herein", or words of like import shall mean and be a reference to the Employment Agreement as amended hereby. No reference to this Amendment need be made in any instrument or document at any time referring to the Employment Agreement, a reference to the Employment Agreement in any of such instrument or document deemed to be a reference to the Employment Agreement as amended hereby.

     3.2. Except as expressly amended by this Amendment, the Employment Agreement shall remain in full force and effect.





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ARTICLE 4.  GOVERNING LAW
-------------------------

     This Amendment is governed by and is to be construed and enforced in accordance with the laws of New Jersey as though made and to be fully performed in New Jersey (without regard to the conflicts of law rules of New Jersey).

ARTICLE 5.  COUNTERPARTS
------------------------

     This Amendment may be executed one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

     IN WITNESS WHEREOF, the parties have signed this Agreement.

                                          INTELLIGROUP, INC.


Dated:     11/13/00                   By:   /s/ Arjun Valluri
      ------------------------            --------------------------------------
                                          Arjun Valluri
                                          Chief Executive Officer


Dated:     11/13/00                   By:   /s/ Nicholas Visco
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                                          Nicholas Visco



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